Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers do hereby constitute and appoint Daniel R. Stolzer, Mark A. Crowe and John R. Merva and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of October, 2020.

Signature	Title

/s/ E. Philip Wenger	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
E. Philip Wenger

/s/ Mark R. McCollom	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Mark R. McCollom

/s/ Michael J. DePorter	Executive Vice President and Controller (Principal Accounting Officer)
Michael J. DePorter

/s/ Jennifer Craighead Carey	Director
Jennifer Craighead Carey

/s/ Lisa Crutchfield	Director
Lisa Crutchfield

/s/ Denise L. Devine	Director
Denise L. Devine

/s/ Steven S. Etter	Director
Steven S. Etter

/s/ Patrick J. Freer	Director
Patrick J. Freer

/s/ Carlos E. Graupera	Director
Carlos E. Graupera

/s/ George W. Hodges	Director
George W. Hodges

/s/ James R. Moxley III	Director
James R. Moxley III

/s/ Curtis J. Myers	Director, President and Chief Operating Officer
Curtis J. Myers

/s/ Scott A. Snyder	Director
Scott A. Snyder

/s/ Ronald H. Spair	Director
Ronald H. Spair

/s/ Mark F. Strauss	Director
Mark F. Strauss

/s/ Ernest J. Waters	Director
Ernest J. Waters